Exhibit 99.1

Smurfit Westrock announces capacity reductions and facility closures

Dublin – April 30, 2025 – Smurfit Westrock plc (NYSE: SW, LSE: SWR) today announced it will permanently close its coated recycled board (CRB) mill in St. Paul, Minnesota, U.S. and will discontinue production at its containerboard mill in Forney, Texas, U.S. The specialty coating facility at Forney will not be impacted. As a result, the Company’s containerboard and CRB capacity is expected to reduce by over 500,000 tons.

Smurfit Westrock has also initiated consultations with local works councils in Germany with a view to permanently closing two converting facilities there.

Approximately 650 employees in the U.S. and Germany will be impacted as a result of these closures. We recognize the impact this has on our employees and the communities involved. We will provide support to employees during this transition including career transition assistance and relocation opportunities where possible. The impacted employees will receive local severance in accordance with Company policy, as well as works council and labor union agreements.

“While closing facilities is never an easy decision, it is based on a realistic expectation of current and future capacity needs, operating costs, and an unrelenting focus on improving our business,” said Tony Smurfit, President & Group Chief Executive Officer, Smurfit Westrock. “We are very grateful for the significant contributions made by the teams at these locations over the years and we will do all we can to support them throughout this process.”

Forward Looking Statements

This press release includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding, among other things, our closures and associated headcount reduction as well as anticipated expense reductions, charges and cost savings. Statements that are not historical facts, including statements about the beliefs and expectations of the management of the Company, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: our ability to deliver on our closure plans and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with the closure initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and tariffs and increases in energy, raw materials, shipping, labor and capital  equipment costs; the impact of public health crises; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company’s ability to promptly and effectively integrate Smurfit Kappa’s and WestRock’s businesses (the “Combination”); the Company’s ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a US corporation or be subject to certain unfavorable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company operates or in economic or technological trends or conditions, and other risk factors included in the Company's filings with the Securities and Exchange Commission. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Smurfit Westrock

Smurfit Westrock is a leading provider of paper-based packaging solutions in the world, with approximately 100,000 employees across 40 countries.